UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2019

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

1 Hancock Street, Portland, ME	04101
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	207 773-8171

(Former name or former address if changes since last report)
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 16, 2019, the Board of Directors (the “Board”) of WEX Inc. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”), effective the same date, to adopt a proxy access provision. Under new Section 6 to Article II of the Bylaws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws, including that notice of a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. The Board also made certain related conforming, clarifying and administrative changes to the Bylaws.
The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. For convenience we have marked the attached Bylaws in Exhibit 3.1 to show the most recent revisions adopted by the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of WEX Inc., as amended and restated April 16, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	April 22, 2019	By:	/s/ Gregory A. Wiessner
Gregory A. Wiessner
Vice President, Corporate Securities Counsel